UNILATERAL PURCHASE OPTION CONTRACT

FOR MINING PROPERTY

DAVID MARCUS MITCHELL

TO

MINERA POLYMET LIMITADA

In la Serena, Republic of Chile, December 10, 2014, before me, Carlos Medina Fernández, lawyer, Notary Public of the First Notary of La Serena, street Los Carrera No.533, before me,

appearing as one party, MINERA POLYMET LIMITADA, a mining company, RUT No.76.975.260-9, represented by Kevin Mitchell, Canadian, married, businessman, national identity card No. 14.498.971-1, both domiciled at 3260 Baldomero Lillo, Vallenar, hereinafter “Polymet” or “the Beneficiary”; and as the other party, John Patrick McNab Martín, Chilean married, identity card No. 7.035.070-k, domiciled in Coquimbo, José Joaquin Pérez Nº4.500on behalf of, David Marcus Mitchell, Canadian, Businessman, Canadian passport number JX625229 and national identity card No. 14.500.508-6, domiciled at Camargo, Chihuahua, Mexico hereinafter the “Owner”; and all of the above shall be referred to as the “Parties”. The appearing parties are of legal age and have verified their identities with the aforementioned identity cards and declare:

I:

Mining Properties

The Owner is the exclusive owner of the following mining property for exploitation, manifestations, and any other rights that arise from said properties that are identified as follows:

1)

Exploitation concession “Quina 1-56” registered on file 96, No. 26, of Property Register of the Freirina Registrar of Mines, corresponding to year 2011;

For the purposes of the present document, all of the rights and mining concessions “Quina 1-56”, referred to above shall be designated the “Mining Concession”

II:

Essential Facts and Declarations

With respect to the Mining Concession, the Owner declares that:

1)

it has sole and exclusive ownership of the Mining Concession;

2)

there exists no overlap of any third party rights that may enable this third party to explore the same terrain of the Mining Concession;

3)

the Mining Concession are free from mortgages, liens, prohibitions, promises or options of any nature, prohibitions, litigations, and other third party rights as in all other legal, judicial or voluntary measures that may affect, disturb or hinder their free disposal or transfer;

4)

there exists no pending litigation in which the Owner may be a party or third party and there is no known reason to initiate judicial action nor pending judicial action that affects, may affect, be related or may be related in any way to the Mining Concessions, or that affect or may affect the ownership of the Owner;

5)

there neither exists nor is there knowledge of other mining concessions nor mineral rights of the owner and/or other related persons - understood as such, for all purposes of this contract, as that which is referred to in Article 100 of Law 18045 - that are currently valid on the area that comprises the superficial face of the Mining Concessions, hereinafter “Area of Interest”;

6)

the Mining Concessions have not been the object of other currently valid contracts for promise of sale or mining option, nor have they been leased, contracted, nor any title assigned to a third party; and

7)

the Mining Concessions are validly established, and those which are being processed are currently valid, and none are affected by expiration or nullity of any kind, nor is there any knowledge that any third party has tried to form opposition, action of expiration or nullity against them, having fully and timely paid the taxes and mining patents necessary for their establishment and protection. The circumstances and facts to which the preceding declaration refers have the essential and decisive nature for the execution of the present contract and the exercising of the option contained herein.

III:

Mining Option

By the present act, the Owner grants to the Beneficiary an irrevocable option to purchase, under the terms of Article 169 of the Mining Code, over the Mining Concessions identified in clause I of this contract. The Beneficiary, for his part, in this act declares to have received the offer and option to purchase and reserves the power to freely exercise it within the terms and conditions stipulated in the present contract (the “Contract” or “Option Contract”).

Moreover, understood as the purpose of the present Contract are:

(i)

any other pediment or manifestation that the Owner or related persons may make in the Area of Interest, as well as the mining concessions originating there upon;

(ii)

in general, all of the other rights and property that actually belong or will belong in the future to the Owner, or related persons, and that may be necessary or advisable to construct and/or carry out and/or exploit a mine and/or a factory and may be found in the Area of Interest.

All of the rights and properties previously mentioned in i) and ii) are understood to be assigned and transferred from the Owner to the Beneficiary when Polymet exercises its option, without additional cost, exercises its option and without damage for which, to practically fulfill that which is agreed to as soon as possible, the Offeror must:

(i)

obtain transfer in its favour from related persons of those rights and properties mentioned above that may figure in the designation or whose possession, use, enjoyment or mere tenancy may be in the possession of said related persons, in order to include them in the Contract at a later date;

(ii)

 submit all of the legal records regarding said rights and properties to Polymet;

(iii)

sign, together with the Beneficiary, any public or private documents that may be required to expressly include such rights and properties in the Contract; and

(iv)

give proof, at the time of including them in the Contract, that the facts identified in clause II are effected and as such, carry out evidentiary declarations as to the contents in the recent alluded clause. All of the above, with the conditions that are identified in the following clauses.

IV:

Standards and Conditions to Exercise the Option

4.1

The parties agree that the present Option Contract shall be governed by that which is stipulated in this same document and by that which is set out in Article 169 of the Mining Code.

4.2 The Beneficiary shall be absolutely empowered to state or not state consent, but in any event is required to state acceptance by public document granted before the same Notary, or whomsoever is substitute or replacement in the future, that authorized this document, within the term of 48 months from the date of the present document and complete full payment of the price, to the full satisfaction of the Owner, by means established in the following clauses.

4.3 If this Contract is terminated for any reason, a simple requirement of the Owner is that Polymet must issue, within a term of 30 business days, a public document by which it lifts and cancels all registrations, subregistrations and annotations that have been performed at the corresponding Registry of the Registrar of Mines as a result of this Contract or in relation to it. Notwithstanding the aforementioned, the Beneficiary authorizes Kevin Mitchell, to grant the deed of cancellation and referred uprising.

V:

Price and Conditions of Payment

The sole price of the proposed purchase and sale is the amount of one hundred and fifty thousand US dollars (US $150,000.00), which is paid and shall be paid in the amounts and dates detailed as follows:

a)

the amount of US $25,000 which will be paid with this act to the Owner who will declare having received it to its full and complete satisfaction;

b)

the amount of US $25,000, within the term of 12 months from the date of the present document, that is to say, no later than December 9, 2015;

c)

the amount of US $25,000, within the term of 24 months from the date of the present document, that is to say, no later than December 9, 2016;

d)

the amount of US $25,000, within the term of 36 months from the date of the present document, that is to say, no later than December 9, 2017;

e)

the amount of US $50,000, within the term of 48 months from the date of the present document, that is to say, no later than December 9, 2018.

Payment indicated in letters (b) to (d) may be made in common stock of Red Metal Resources Ltd. traded on the over the counter bulletin board in the United States. For this purpose the Beneficiary shall adopt the measures and provisions necessary so that Red Metal Resources Ltd. company shares are issued at a price equal to the average of the last thirty days of the shares traded on the exchange, prior to this Deed. Share certificates will be delivered to the owner according to the instructions given by the Owner.

The payment indicated in letter (e) must be made in USD$.  Price of the stock will be the average price over the 30 days before document execution. Shares certificates will be delivered as per instructions of the Owner. Stock transfers will be made within 5 business days of execution of the document, made by both parties.

It shall be express proof that the payment of the sums indicated in letters (b) to (e) will authorize the Beneficiary in the sense that the sums must be paid only if it is decided to maintain the validity of and to exercise the option to purchase the Mining Concessions; understanding, as already stated, that the non-payment of any one of the instalments qualifies as a decline or withdrawal of the option on the part of the Beneficiary, of the  exploitation concession.

The Beneficiary may always exercise before date the option of purchase paying in advancethe price pending.

The obligation of the Beneficiary will be fulfilled if at the time it exercises the option agreed, it delivers to the Notary that authorizes the public deed, a “vale vista”

The Beneficiary may always exercise before date the option of purchase paying in advance the price pending.

The obligation of the Beneficiary will be fulfilled if at the time it exercises the option agreed, it delivers to the Notary that authorizes the public deed, a promissory note with the name of the owner, for the total sum of the payment with the instructions to be delivered once the Notary registers the property with the name of the Beneficiary. Any payment shall be done in USD or through deposit or transfer to the bank account that the owner informs in a written manner to the Beneficiary.

VI:

Royalty

In addition to the price of the purchase and sale indicated in this document, once the option is exercised, the Beneficiary will pay the Owner, without forming part of the purchase price and subject to the fulfilment of the conditions mentioned hereinafter, a royalty (“Royalty”, ” Royalty NSR” or “NSR Royalty”).

1)

The Royalty, to which the present clause refers, consists of an amount of money equivalent to 1.5% of the net returns of smelting or “Net Smelter Return” or “NSR”, that Polymet receives from the sale of extracts, gold metal, ingots and other products obtained from the recovery of fine contents of gold, copper, and cobalt extracted from the Mining Concessions (the “Royalty”, “Royalty NSR” or “NSR Royalty”).

2)

The Royalty mentioned will accrue only if all of the following occur:

a.

Polymet initiates Commercial Production on the Mining Concessions, according to that which is understood by this and that which is indicated hereinafter;

b.

from such Mining Concessions, minerals are extracted as profit from the mine that Polymet constructs or from third party installations, that are of enough benefit to be concentrations, gold metal, ingots and other products obtained from the recovery of the fine contents of gold, copper, and cobalt;

c.

returns are received that - once the corresponding deductions that are indicated hereinafter are carried out - produce the net smelting returns mentioned. The Royalty NSR will accrue under the conditions above and will remain in place for the time that concentrations or agglomerates are produced by the referred to Mine.

3)

It shall be understood that “net smelting returns” are the gross amount that Polymet has received from the sale of concentrations, gold metal, ingots, and other products obtained from the recovery of fine contents of gold, copper, and cobalt, originating from the properties that Polymet has acquired directly as a result of the Contract, less, successively:

i)

all of the costs, expenses or adjustments corresponding to and appropriate to the smelting, refining, management, and sale, which the smelting, refining or other final purchaser has incurred;

ii)

expenses for security and transportation from the properties or the factory for profit, as long as the latter occurred on or off the properties to the factory, refinery or other processing location;

iii)

all of the expenses for sampling and assaying carried out or incurred in relation to the sampling and assaying carried out after the concentrations have been isolated for the purpose of determining their composition; and

iv)

taxes and rights ad valorem for the production of that which is exported.

“Commercial Production”, and as such the date of initiation, shall be understood as the commencement of the first sale to a Chilean or foreigner of concentrates, gold metal, ingots and other products obtained from the recovery of fine contents of gold, copper, and cobalt originating from the Mining Concessions. Whether or not it is considered on an industrial level, the extraction carried out for the purpose of obtaining minerals to carry out metallurgical tests that Polymet considers advisable and, in general, serves to evaluate the site. Even so, prior to Commercial Production, the Beneficiary shall not extract or sell at any time mineral substances extracted from the Mining Concessions, except for the purposes of metallurgical testing indicated above.

4)

The Royalty NSR shall accrue biannually, and once accrued shall be paid within 60 business days following the end of the previous six calendar months. For such purposes, the Beneficiary will prepare a twice yearly liquidation with sufficient records to determine its source of origin, which will be made available to the Owner or the Owner’s representatives, together with the value corresponding to the Royalty NSR. If the Owner does not make observances regarding the liquidation within 30 business days following the submission on the part of Polymet, it shall be understood that said liquidation has been totally and definitively approved and payment has completed the required compensation. The Owner will have the right to solicit an independent audit to verify the liquidation carried out and its records.

5)

The Owner declares that the obligations stipulated in this clause are understood to have modal character, since they are subject, as much to certain facts or conditions that depend on one of the reports as well as the specific cases of exploration or mining exploitation activity. Therefore, and furthermore, the Owner states express consent that Polymet - agreeing to the contractual position of purchaser that will eventually have and in due consideration of the technical suitability and professional experience of its administration- may decide at its sole discretion whether or not to initiate construction of a Mine that includes one or more of the Mining Concessions, which Mining Concessions to include in the exploitation or, for purposes that are considered opportune or advisable, whether or not to begin Commercial Production, the class, size, type, category, techniques, time, periods and any other particulars of the Mine and Commercial Production.

6)

a) The Beneficiary must notify the Owner of the fulfilment of the conditions or facts that cause the initiation of payment of the Royalty NSR, as soon as they occur.

b) The confirmation of deposit/transfer of the payment of the Royalty NSR shall be carried out at the offices of the Notary that authorizes this Contract, or whosoever succeeds or replaces. Payment by deposit to bank account of David Marcus Mitchell as specified.

c) The twice yearly payment of the Royalty NSR shall be carried out by means of a cashier’s cheque.

d) The payment shall be made in US Dollars

7) At any moment from the exercising of the option and subject to that which has been  completed in the Project Exploration Expenses under the terms prepared in clause VII that follows, the Beneficiary may acquire 100% of the NSR Royalty. The price of purchase of such right is fixed as follows: US$1,500,000

The procedure for the acquisition of the Royalty NSR by the Beneficiary shall be the following:

a.

The Beneficiary must give written notice to the Owner of the intention to certify the inferred reserves existing in the Mining Concessions and proposing the third party to perform said certification. The notice must be delivered by hand, with proof of receipt on the part of the Owner, or by means of a notarial letter sent to the domicile of the Owner established at the beginning of the present document, or as indicated later for these purposes.

b.

The Owner will have a term of ten business days to declare its agreement or disagreement with respect to the proposed third party for the certification, which must be done in writing in the manner previously indicated in the paragraph above. Upon not receiving communication within the term referred to, it shall be understood that the designation has been accepted. In the event that there may be no agreement as to the designation, the parties will meet for the purpose of reaching an agreement within a maximum of five business days from the receipt of the written communication on the part of the Owner declaring its disagreement. If agreement between the parties cannot be reached in this instance, intervention is required by an arbitrator under the terms provided for in clause XV that follows.

c.

The price of the purchase and sale must be paid together with the execution of the sale. In the event that the Owner does not appear at the execution of the purchase and sale of rights conforming to that which is indicated in the present clause, it is a situation that is not necessary to verify before third parties. The Owner agrees to grant special power of attorney, as broad as the corresponding rights to the Beneficiary, so that in name and in representation of the Owner, the Beneficiary may sign and appear in the public document of purchase and sale of the Royalty. The Beneficiary may agree to each and all of the clauses and arrangements of the public document referred to, and its supplementary documents, including being able to agree to the mediation clauses, to waive resolutory action, to execute notarial instructions and all others that may be necessary for the purposes indicated previously. The document of purchase and sale shall be annotated in the margin of the present document for the purpose of making public the fact of having materialized the purchase of rights.

8)

Regardless to what is stipulated above, the Parties expressly establish that by virtue of the present document the Owner is obligated to abstain from selling, transferring or establishing any type of right or obligation with respect to the NSR Royalty and to refrain from entering into any act or contract with third parties, without first offering it to the Beneficiary, maintaining this as the primary option to purchase. At no time shall the Owner sell its NSR Royalty to a third party with terms and conditions of price more favourable for the eventual purchaser than those offered to the Beneficiary. If the Owner wishes to sell, cede, assign, or transfer the NSR Royalty, the Beneficiary shall have a preferential right to purchase the NSR Royalty, in conformity with what is established as follows:

a.

The Owner must give written notice to the Beneficiary of its intention to sell, cede, assign, or transfer the NSR Royalty. The notice must be delivered by hand, with proof of receipt on the part of the Beneficiary, or by means of a notarial letter sent to the domicile of the Beneficiary established in the appearing section of the present document, or as indicated later for these purposes. In the communication the price, terms and conditions of the sale of the NSR Royalty must be indicated.

b.

The Beneficiary, within the 60 days following the date on which the notice was received, may communicate the decision to purchase the NSR Royalty under the terms and conditions identified in the notice of the Owner. The sale of the NSR Royalty must be entered into before the same Notary who authorizes this document, or whosoever succeeds or replaces, within the term of 30 days following the date on which the Beneficiary sends the communication of acceptance of the offer of sale. In the same communication, the Beneficiary must indicate the date and time on which the purchase and sale was entered into and citing the agreement of the Notary corresponding to the act of signing.

c.

The price of the sale must be paid together with the execution of the purchase and sale. In the event where the Owner does not appear at the execution of the purchase and sale of rights conforming to that which is indicated in the present clause, it is a situation that is not necessary to verify before third parties. The Owner agrees to grant special power of attorney, as broad as the corresponding rights to the Beneficiary, so that in name and representation, the Beneficiary may sign and appear in the public document of purchase and sale of the Royalty. The Beneficiary may agree to each and all of the clauses and arrangements of the public document referred to, and its supplementary documents, including being able to include agreement with the mediation clauses, to waive resolutory action, to sign notarial instructions and all others that may be necessary for the purposes indicated previously. The document of purchase and sale shall be annotated in the margin of the present document for the purpose of making public the fact of having materialized the purchase and sale of rights.

d.

If the Beneficiary does not communicate the intention to purchase the NSR Royalty, the Owner may sell the NSR Royalty under terms and conditions equal or more advantageous for the Owner within the term of 30 days from the expiration of the maximum term for acceptance of the offer made by the Owner. Likewise, if the Beneficiary sends a communication of acceptance of the offer to purchase and does not agree with the day and time indicated for the execution of the document of purchase and sale of the NSR Royalty, the Owner may, within the term of 30 days from said date, sell, assign, or transfer the NSR Royalty to any third party under terms freely agreed to. Without damage to the above, in any event the Beneficiary shall maintain the right conceded in number 7 above, having to record this situation in the contract that serves as title for the acquisition by the third party, furthermore declaring that this contract and all of the obligations that the transferor has contracted by virtue of the present Contract in relation to the Royalty shall be fulfilled exactly under the same terms as if this Contract had been entered into by the transferee and being obligated to impose equal obligations to any future transferee.

e.

If the Owner does not sell, cede or transfer the NSR Royalty to a third party within the terms indicated above, it must newly initiate the process established in the present numeral for any future sale.

9)

The Owner expressly agrees to give up any resolutory action that may eventually correspond to the payment of the royalty established in the present clause.

VII:

Study of Mining Concession

During the option period, the Beneficiary will have the right, free from all charge or compensation, to study the Mining Concessions, its reserves, possibilities of exploitation and technical characteristics. This right may be exercised on the surface and subsurface occupied by the Mining Concessions, within its boundaries, from the date of the signing of this Option Contract. Upon the exercising of the rights indicated, the Beneficiary may enter the area of the Mining Concessions with its personnel, contractors, assessors, material, equipment and other means, to apply them for the purposes indicated, to carry out sampling, drilling, running galleries and carrying out other mining work, to the degree that may be necessary or advisable to capably execute the studies identified. The activity of exploration may be carried out daily for 24 hours as deemed advisable, according to operational rules. The samples and testings obtained by the Beneficiary during studies will not be considered mineral and will be the property of the Beneficiary.

In the case of abandonment, the Beneficiary shall submit to the Owner, within a reasonable term and without any charge, all of the information obtained as a result of the exploration carried out on the Mining Concessions. This information shall include the reports containing the complete or partial results of the geological, geochemical, metallurgical and hydrological studies, drilling samples, geophysical plans and reports and all of the interpretive information obtained from the labour of exploration and exploitation carried out.

For its part, the Owner will be solely responsible for and must maintain indemnity to the Beneficiary for any damage, loss, responsibility, fines, penalties, and expenses or other responsibility stemming from the operations that have been carried out by the Owner on the Mining Concessions at any time prior to the date on which the Beneficiary may exercise this Option Contract.

No exploitation of minerals will be done unless the full option agreement has been exercised or the Owner has granted permission in writing in a separate agreement.

VIII:

Information

The Beneficiary must inform the Owner in writing quarterly of the work or activity carried out by the Beneficiary that relates to the exploration and exploitation of the Mining Concessions. This report must include all available data relating to the above activities. This notification must be sent to the Owner no later than January 31, April 31, July 31, and October 31 of each year that the Contract remains in force. This information will include reports that have full or partial results of geological, geochemical, metallurgical and hydrological studies, drilling, geophysical maps and reports, and all interpretative information obtained from the exploration and exploitation performed.

IX:

Mining and Processing Patents

The Parties agree that the mining patents accrued during the current term of the mining option, of which account is given in this document, shall be current, being supported by the Beneficiary, sums which shall be reimbursed to the Owner against the presentation of the receipt giving account of the corresponding payment. Likewise, the Parties agree that the expenses associated with the processing, establishment, defense and maintenance of the Mining Concessions that occur during the period in which the mining option, of which account is given in this document, is in force, will be reimbursed by the Beneficiary to the Owner, upon presentation of the corresponding receipts of payment and as long as the option referred to in this document is valid. Without damage to the above, the Parties agree and give proof that the Owner will be solely responsible for the procedures of establishment, publication and registration of the Mining Concessions, as well as for the defence and maintenance of the same, during the option term, having to exercise and process each and every one of the judicial actions and appeals necessary and/or advisable to protect and maintain the validity of the Mining Concessions, including the obligation to infer opposition, expiration dates and invalidity and to contest those who file oppositions.

Despite this, the Beneficiary may personally carry out all of the actions and exercise the actions that are deemed pertinent for the preservation of the Mining Concessions, a fact that will not in any event implicate that the Owner is free of its responsibility.

In view of the above, in this act, the Owner grants special power of attorney to the Beneficiary, so that it may, acting by way of its representatives or power of attorneys especially designated for such purposes, represent it in all judicial actions that relate to the protection of the Mining Concessions, conferring on the Beneficiary the authorization set out in both sections of Article VII of the Code of Civil Procedure, especially authorizing the Beneficiary to cease the filed action, accept the opposing demand, answer interrogatories, refuse appeals or legal terms, cede or compromise, bestow arbitrational powers on arbitrators, approve and receive agreements.

X:

Prohibition

The Owner, in this act, establishes in favour of the Beneficiary a prohibition from mortgaging, transferring and entering into acts and contracts over each and every one of the Mining Concessions, without previous written consent from the Beneficiary, and likewise over all of the manifestations, pediments and/or mining concessions for exploration or exploitation that the Owner may solicit, acquire and/or of which may be the owner as of this date in the Area of Interest.

XI:

State of the Property

The Mining Concessions, as well as any other mining right, shall be sold in kind or as real estate, in the state in which they are found, which is known by the Beneficiary, and with all of their active or passive uses, customs, rights, and obligations with all of their patentes up-to-date, free from mortgages, encumbrances, prohibitions, litigations, restrictions, contracts of purchase and sale of minerals in situ, leases or any other type of acts or contracts, mortgages or actual or personal rights that may impede the free use, enjoyment, disposal and application of the Mining Concessions.

XII:

Material Submission

The material submission of the Mining Concessions is made in this act, for the purposes of authorized study and exploitation, all according to that which is set out in the present document. All of the above is without damage to the declaration of such at the moment of the definitive acceptance of the option to purchase.

XIII:

Assignments and Transfers to Third Parties

The Beneficiary may sell, assign, transfer or dispose of in any other form, in all or in part, of its rights in this Contract, providing that the purchaser or assignee of the Beneficiary’s rights declares in the contract that serves as acquisition of title that they will exactly fulfil all and the same obligations that the transferor has contracted by virtue of the present Contract, under the same terms and as if the Contract had been entered into by said assignee and being obligated to impose equal obligations to any future assignee. Likewise, the Beneficiary shall be authorized to exercise the option to purchase directly or through a company designated by the Beneficiary for said purpose. The owner may assign the rights and obligations corresponding to this Contract with prior written consent from the Beneficiary. If the Beneficiary assigns its rights transferred in this contract or the Mining Concession, without the purchaser or transferee to comply with any and all obligations of the beneficiary, the owner must pay by way of mandatory penalty the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS US $ 1.500.000, and this without prejudice to the right of the owner to be compensated for the damages that such breach could bring him.

XIV:

Expenses

The expenses and rights from the execution of the present document and eventually those of the document of acceptance and the expenses corresponding to the registrations at the Registrar of Mines will be the responsibility of the Beneficiary and the cost of the copies will be the responsibility of the party who requests them. Each party will assume the taxes and other personal expenses that are derived from the option and the purchase and sale mentioned.

XV:

Arbitration

Any difficulty or controversy produced between the contracting parties with respect to the application, interpretation, duration, validity or execution of this Contract or any other cause shall be submitted to arbitration, conforming to the Procedural Arbitration Rule of the Arbitration and Mediation Centre of Santiago, valid at the moment of request.

The parties grant irrevocable special power of attorney to the Santiago A. G. Chamber of Commerce, so that, at written request from any party, it may designate a mixed arbitration made up of members of the arbitrational body of the Arbitration and Mediation Centre of Santiago.

There shall be no recourse against the resolutions of the arbitrator, the parties having expressly given up recourse. The arbitrator is especially authorized to resolve all matters related to their competency and/or jurisdiction.

XVI:

Withdrawal, Modifications, Full Agreement

If a party does not insist on the strict fulfilment of any resolution of this Contract, or if a right, authorization or appeal is not exercised upon incurring an infractions, this shall not constitute a withdrawal of any of the resolutions of this Contract, nor shall it limit the right of the party at any time in the future to make necessary any resolution or the exercising of any right. No modification of any type of this Contract shall be valid unless it is made in writing and duly signed by the parties. This Contract contains the full agreement of the parties and replaces all previous agreements and understandings between the parties related to the topic that is the object of this Contract. This Contract will be mandatory for the parties and will be transferred in benefit of the respective successors and transferees permitted by the parties

XVII: Authorization to Enter the Area of Interest

While the term for the Option Contract is in force, the Owner may always enter the Area of Interest, having unrestricted access to all of the sectors contained within the Area of Interest, and likewise to any of the sites on which the Beneficiary may be carrying out activities of any nature. The visits shall be coordinated with 48 hours prior written notice to the Beneficiary and must occur on business days, between 9:00 and 18:00 hrs., at all times observing the security measures imparted by the Beneficiary. The Beneficiary shall not be responsible for any accident that may occur to the Owner’s assistants or representatives during said visits.

XVIII:

Authorization for the Holder and Special Power of Attorney

The holder of a certified copy of the present document is authorized to request registrations, subregistrations and annotations made in the respective registries. The lawyers Andrea Dawson and Jorge Tuane Charbin are also authorized so that, acting individually, either one of them may correct the citation or omissions errors which the parties may have incurred in this Contract, being able to present, for such purposes, one or more bills before the respective registrar and/or to grant or sign the necessary or advisable public or private documents.

XIX:

Applicable Legislation and Domicile

The present Contract is governed by the laws of the Republic of Chile.

Legal Capacity

The legal capacity of Kevin Mitchell to represent MINERA POLYMET LIMITADA resides on public deed of constitution granted on July 17, 2007, before the Notary of Vallenar, Ricardo Olivares Pizarro, not inserted as it is of knowledge of the parties. The legal capacity of John Patrick McNab Martín to represent David Marcus Mitchell resides on public deed granted November 18, 2014, before Chilean consul of Monterey, Mexico, Alberto Elizondo Treviño, and protocolled before Notary on this date under No. 6 of the class, public deed not inserte as it is known by the parties. As evidence and previous reading granted and signed. Copy. Rol 521-2014.